EXHIBIT 10.1

SECOND OMNIBUS AMENDMENT

This Second Omnibus Amendment, made as of July 23, 2015 (this “Amendment”), is being entered into among Tyme Technologies, Inc., a Delaware corporation (the “Company”), Christopher Brown, a natural person residing at 590 Madison Avenue, 36th Floor, New York, NY 10022 (“Brown”), and GEM Global Yield Fund LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg (the “Subscriber”).

WHEREAS, the Company and the Subscriber entered into a Subscription Agreement, dated as of March 5, 2015 (the “Subscription Agreement”), pursuant to which the Subscriber purchased an aggregate of 2,716,000 shares (the “PPO Shares”) of common stock, par value $0.0001 per share, of the Company; in connection with such Subscription Agreement, the Subscriber issued to the Company a 10% Secured Convertible Promissory Note (the “Note”)  in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) with a maturity date of June 5, 2015 (the “Maturity Date”), representing the obligation of the Subscriber to pay that portion of the purchase price under the Subscription Agreement not paid in immediately available funds at the Closing (as defined in the Subscription Agreement); and

WHEREAS, the Note was secured by an escrow of 5,000,000 shares of Company  Common Stock owned by the Subscriber, pursuant to a Subscription Note Shares Escrow Agreement  (the “Note Escrow Agreement”) among the Subscriber, the Company and CKR Law LLP, as escrow agent (the “Escrow Agent”); and

WHEREAS, simultaneous with the Closing under the Subscription Agreement, all amounts due under the Second Amended and Restated 10% Secured Convertible Promissory Note of Tyme Inc., a Delaware corporation (“Tyme”), in the principal amount of $2,310,000 and payable to Brown, were converted into an aggregate of 2,310,000 shares (the “Bridge Note Shares”) of Common Stock; and

WHEREAS, the Company, the Subscriber and Brown entered into a Registration Rights Agreement, dated as of March 5, 2015 (the “Registration Rights Agreement”), pursuant to which the Company is required to file a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) with respect to, among other securities, the PPO Shares and Bridge Note Shares; and

WHEREAS, the Company and Subscriber entered into an Agreement and Plan of Merger and Reorganization with Tyme Acquisition Corp., Tyme and certain other signatories thereto, dated as of March 5, 2015 (the “Merger Agreement”), pursuant to which certain events will occur if the Company completes or does not complete a Qualified Offering (as defined in the Merger Agreement) on specified terms within five (5) months of the earlier of (a) the date on which the Note is fully satisfied or (b) the Maturity Date of the Note; and

WHEREAS, pursuant to an Adjustment Shares Escrow Agreement (the “Adjustment Shares Escrow Agreement”), dated as of March 5, 2015, between the Company, Subscriber and Escrow Agent, Subscriber deposited with Escrow Agent an aggregate of 3,500,000 shares of Common Stock to secure certain surrender obligations of Subscriber as provided for in the Merger Agreement; and

WHEREAS, the Company, the Subscriber and Brown, as acknowledged and agreed to by Escrow Agent, entered into an Omnibus Amendment, dated as of June 5, 2015, pursuant to which, among other things, the Company agreed to accept a partial payment from the Subscriber of fifty percent (50%) of the principal amount due under the Note, equal to US$1,250,000 and to an extension to July 6, 2015 of the Maturity Date under the Note for the payment of the balance of the principal amount thereof, and certain amendments were made to the Merger Agreement, the  Registration Rights Agreement, the Note Escrow Agreement and the Adjustment Shares Escrow Agreement; and

WHEREAS, the Company, the Subscriber and Brown have agreed to make certain additional amendments to the terms of the Note and the Registration Rights Agreement as set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.         The Maturity Date of the Note with respect to its remaining principal balance of US$1,250,000 shall be extended to the fifth (5th) Business Day (as defined in the Merger Agreement) after the Company provides the Subscriber written evidence reasonably satisfactory to the Subscriber that an Investigational New Drug Application (IND) for the Company’s “SM-88” drug candidate has been submitted by the Company to the United States Food and Drug Administration (the “Revised Maturity Date”).  All references to “maturity date of the Note” contained in the Note Escrow Agreement shall refer to the Revised Maturity Date.

2.         Clause (c) of the definition of “Shares” in the Registration Rights Agreement is hereby amended to read in its entirety as follows:  “fifteen percent (15%) of the number of shares of Common Stock that each Tyme Stockholder is entitled to receive under Section 1.5(a) of the Merger Agreement;”.

3.         The Subscriber and Brown, for themselves and on behalf of all of their assignees and successors, if any, hereby irrevocably waive any right to receive from the Company liquidated damages pursuant to Section 3(e) of the Registration Rights Agreement or other damages with respect to the date of filing or the effective date of the Registration Statement.  The Subscriber and Brown expressly do not waive any other rights they have under the Registration Rights Agreement.

4.         Except as specifically amended or modified as set forth herein, all other terms of the Subscription Agreement, Note, Registration Rights Agreement, Merger Agreement, Adjustment Shares Escrow Agreement and Note Escrow Agreement, each as heretofore amended, are ratified and confirmed and remain in full force and effect, to the extent they are in full force and effect as of the date of this Amendment.

5.         This Amendment may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

6.         This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Second Amendment shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Amendment and other agreements on behalf of the parties agree to submit to the jurisdiction of such courts and waive trial by jury.  To the extent approved by a court of competent jurisdiction, the prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Amendment or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of any agreement.

7.         This Amendment may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the date first written above.

TYME TECHNOLOGIES, INC.

/s/ Steve Hoffman

By:  Steve Hoffman

Its:  Chief Executive Officer

GEM GLOBAL YIELD FUND LLC SCS

/s/ Christopher Brown

By:  Christopher Brown

Its:  Manager

CHRISTOPHER BROWN

/s/ Christopher Brown

Christopher Brown

Acknowledged as to Section 1 hereof and agreed to (to the extent of being a party to the Note Escrow Agreement):

CKR LAW LLP

/s/ Jeffrey A. Rinde

By:  Jeffrey A. Rinde

Its:  Co-Managing Partner